Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY AND SECURITY AGREEMENT

This First Amendment to Credit Agreement and Guaranty and Security Agreement, dated as of June 2, 2014 (this “Agreement”) is entered into by and among Medical Action Industries, a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof (the “Guarantors”), Wells Fargo Bank, National Association, a national banking association, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) and the lenders named on the signature pages hereto (the “Lenders”).

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of May 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Agreement and not defined herein shall have the applicable meanings given to such terms in the Credit Agreement);

WHEREAS, the Borrower, the Guarantors, the Agent and the Required Lenders have agreed to amend the Credit Agreement and the Guaranty and Security Agreement in certain respects, subject to the terms and conditions contained herein.

NOW, THEREFORE, the Agent, the Required Lenders and the Loan Parties hereby agree as follows:

1. Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended in the following respects:

(a) Section 2.10(b) of the Credit Agreement is amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, from either (x) June 1, 2014, if the Medegen Sale occurs on or prior to June 15, 2014, or (y) July 1, 2014, if the Medegen Sale occurs after June 15, 2014, through and including December 31, 2014, solely for purposes of calculating the Unused Line Fee, the aggregate amount of the Revolver Commitments shall be deemed to be the lesser of $30,000,000 and the actual aggregate amount of the Revolver Commitments.”

(b) The definition of “Applicable Unused Line Fee Percentage” in Schedule 1. 1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Unused Line Fee Percentage” means (a) from either (x) June 1, 2014, if the Medegen Sale occurs on or prior to June 15, 2014, or (y) July 1, 2014, if the Medegen Sale occurs after June 15, 2014, through and including December 31, 2014, 0.375% (it being agreed that (i) if the Medegen Sale occurs after June 15, 2014, the Applicable Unused

Line Fee Percentage for the month ending June 30, 2014 shall be the applicable percentage set forth in the table below that corresponds to the Average Revolver Usage of Borrower for such month as determined by Agent in its Permitted Discretion) and (b) as of any date of determination thereafter, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrower for the most recently completed month as determined by Agent in its Permitted Discretion; provided, that at any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 50% of the Maximum Revolver Amount	0.375%
II	< 50% of the Maximum Revolver Amount	0.50%

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent.”

(c) The definition of “Maximum Revolver Amount” in Schedule 1.1 to the Credit Agreement is amended by deleting “$65,000,000” and substituting “$55,000,000” in lieu thereof.

(d) The following new definitions are hereby added in appropriate alphabetic order to Schedule 1.1 to the Credit Agreement:

““First Amendment” means the First Amendment to Credit Agreement and Guaranty and Security Agreement, dated as of June 2, 2014, by and among the Loan Parties, the Agent, and the Lenders.”

““First Amendment Effective Date” has meaning specified in the First Amendment.”

““Medegen Sale” the sale of the of the Assets (as defined in the Purchase Agreement referred to below) and 100% of the Equity Interests of Medegen Medical Products, LLC in accordance with that certain Purchase Agreement dated as of March 12, 2014 (the “Purchase Agreement”) by and among Borrower, Medira Inc., as purchaser, and  Inteplast Group, Ltd., solely for purposes of Section 11.20 thereof.”

(e) Schedule C-1 to the Credit Agreement is hereby amended by deleting $65,000,000” each time that it appears and substituting “$55,000,000” in lieu thereof.

2. Amendments to Guaranty and Security Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 below, the definition of “Triggering Event” in the Guaranty and Security Agreement is hereby amended and restated in its entirety as follows:

““Triggering Event” means, as of any date of determination, either that (A) an Event of Default has occurred, or (B) Excess Availability is less than $7,500,000 as of such date.  For purposes of this Agreement, the occurrence of a Triggering Event shall be deemed discontinued and terminated if: (1) in the event a Triggering Event arises upon the occurrence of an Event of Default, such Event of Default shall have been waived, and/or (2) in the event the Triggering Event arises as a result of the Borrower’s failure to achieve Excess Availability as required hereunder, if Excess Availability shall have equaled or exceeded $20,000,000 for thirty (30) consecutive days, provided that (x) a Triggering Event shall be deemed continuing until such time as the Borrower satisfies the conditions in clause (1) and/or clause (2) above and (y) a Triggering Event shall not be permitted to be discontinued (even if an Event of Default is no longer continuing and/or Excess Availability equals or exceeds $20,000,000 for thirty (30) consecutive says) on more than one occasion in any twelve month period. The termination of a Triggering Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Triggering Event in the event that the conditions set forth in this definition again arise.”

3. Conditions to Effectiveness.  This Agreement shall become effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s reasonable discretion (the date of such effectiveness being herein called the “First Amendment Effective Date”):

(a) the Agent shall have received a copy of this Agreement duly executed by the Agent, the Loan Parties, and the Required Lenders;

(b) the Agent shall have received a copy of the consent letter agreement, dated as of June 2, 2014, duly executed by the Agent, the Lenders and the Borrower, and the Sale (as defined therein) shall have been consummated in accordance with the terms of the Purchase Agreement and the Agent shall have received Net Cash Proceeds from the consummation of the Sale in an amount sufficient to repay all outstanding principal and accrued interest in respect of the Term Loan and the Revolving Loans and to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage (the “Cash Prepayment Amount”), which amount shall be applied to repay and cash collateralize such Obligations;

(c) as of the First Amendment Effective Date, the representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto or thereto on or prior to the First Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the First Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the First

Amendment Effective Date or would result from this Agreement becoming effective in accordance with its terms;

(d) the Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement and the other Loan Documents; and

(e) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Agent.

4. Representations and Warranties.  The Borrower and the Guarantors represent and warrant as follows:

(a) The execution, delivery and performance by the Borrower and the Guarantors of this Agreement and the other Loan Documents and the performance by the Borrower and the Guarantors of the Credit Agreement and the other Loan Documents, as amended hereby, have been duly authorized by all necessary action, and the Borrower and the Guarantors have all requisite power, authority and legal right to execute, deliver and perform this Agreement and to perform the Credit Agreement and the other Loan Documents, as amended hereby.

(b) This Agreement, the Credit Agreement and the other Loan Documents, as amended hereby, are the legal, valid and binding obligations of the Borrower and the Guarantors, enforceable against the Borrower and the Guarantors in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default has occurred and is continuing on and as of the First Amendment Effective Date, or would result from this Agreement becoming effective in accordance with its terms.

5. Release.  Each of the Borrower and the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents.  The Agent, the Lenders, the Borrower and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Agreement and thus each of the Borrower and the Guarantors makes the releases contained in this Section 5.  In consideration of the Agent and the Lenders entering into this Agreement, each of the Borrower and the Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Agreement is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrower or any Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Agreement is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Agreement is executed, including the administration or enforcement of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrower and the Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrower or the Guarantors against the Released Parties which is not released hereby. Each of the Borrower and the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

6. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement.  To the extent that the Credit Agreement or any other Loan Document purports to pledge to the Agent, or to grant to the Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver or an amendment of any right, power or remedy of the Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(c) Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(d) Costs and Expenses.  The Borrower agrees to pay on demand all fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement.

(e) Amendment as Loan Document.  The Borrower and each Guarantor hereby acknowledges and agrees that this Agreement constitutes a “Loan Document” under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrower or any Guarantor under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

(f) Governing Law.  THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(g) Waiver of Jury Trial.  THE BORROWER, EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE BORROWER, EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP EACH REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:	MEDICAL ACTION INDUSTRIES INC.

	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

GUARANTORS:	MAI ACQUISITION CORP.

	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

500 EXPRESSWAY DRIVE SOUTH LLC

	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

MEDEGEN NEWCO, LLC

	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

MEDEGEN MEDICAL PRODUCTS, LLC

	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

AVID MEDICAL, INC.

	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Financial Officer

First Amendment to Credit Agreement

AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

	By:	/s/ Sherrill Grant
Name: Sherrill Grant
Title: Authorized Signatory

First Amendment to Credit Agreement